      As filed with the Securities and Exchange Commission on May 1, 1998
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                OROAMERICA, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     94-2385342
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

          443 NORTH VARNEY STREET
         BURBANK, CALIFORNIA                                   91502
(Address of principal executive offices)                     (Zip Code)

                        1996 DIRECTOR STOCK OPTION AWARD
                        1997 DIRECTOR STOCK OPTION AWARD
                            (Full title of the plan)

                      GUY BENHAMOU, CHAIRMAN OF THE BOARD
                                OROAMERICA, INC.
                            443 NORTH VARNEY STREET
                           BURBANK, CALIFORNIA 91502
                    (Name and address of agent for service)

                                 (818) 848-5555
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             HOWARD Z. BERMAN, ESQ.
                           ERVIN, COHEN & JESSUP LLP
                       9401 WILSHIRE BOULEVARD, 9TH FLOOR
                            BEVERLY HILLS, CA 90212
                                 (310) 273-6333

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                           PROPOSED         PROPOSED
              TITLE OF                                                      MAXIMUM          MAXIMUM
          SECURITIES TO BE                         AMOUNT TO BE           OFFERING PRICE    AGGREGATE              AMOUNT OF
             REGISTERED                             REGISTERED             PER UNIT(*)    OFFERING PRICE(*)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK ISSUABLE UNDER THE .........          5,000 SHARES            $  4.6875        $ 23,437.50            $    6.91
1996 STOCK OPTION AWARD
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK ISSUABLE UNDER THE .........          5,000 SHARES            $  4.9375        $ 24,687.50            $    7.28
1997 STOCK OPTION AWARD
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ...................................                                                                          $   14.19
================================================================================================================================


(*)       CALCULATED PURSUANT TO RULE 457(h)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            OroAmerica, Inc. ("OroAmerica") hereby incorporates by reference into this Registration Statement the following documents:

            (a) OroAmerica's Annual Report on Form 10-K for the fiscal year ended January 30, 1998; and

            (b) The description of the Common Stock of OroAmerica contained in its Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such description may be amended from time to time.

            All reports and other documents filed by OroAmerica subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be considered a part hereof from the date of filing of such documents.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

            Under Section 145 of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            In addition, the indemnification provided by section 145 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            The registrant's Certificate of Incorporation (the "Certificate") and Bylaws provide that the registrant shall indemnify, to the fullest extent permitted by law, each of its officers and directors, and may indemnify, to the same extent, each of its employees and agents, who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant or is serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In addition, agreements entered into by the registrant with its directors and executive officers require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts reasonably incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was an agent of the registrant, unless indemnification is otherwise prohibited by law, provided such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the registrant and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

            The Certificate provides that no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

            The Certificate also provides that the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability incurred by such person in any such capacity, or arising out of his status as such, regardless of whether the registrant is empowered to indemnify such person under the provisions of applicable law. The registrant currently maintains such insurance.

            If the registrant's equity securities are held by less than 800 stockholders and a majority of its outstanding shares are held by persons with California addresses, the registrant may become subject to Section 2115 of the California Corporations Code. In such event, according to California law, the registrant's ability to indemnify its officers, directors and employees would be governed by California law, which generally is more limited than the corresponding provisions of the GCL.

ITEM 8.     EXHIBITS.

    4.1 Stock Option Agreement, dated as of March 18, 1996, between the registrant and Ronald A. Katz.

    4.2 Stock Option Agreement, dated as of April 14, 1997, between the registrant and Bertram K. Massing.

    5.1     Opinion of Ervin, Cohen & Jessup LLP.

   23.1     Consent of Price Waterhouse LLP.

   23.2     Consent of Ervin, Cohen & Jessup, LLP (included in Exhibit 5.1).

   24.1     Power of Attorney (included on pages II-5 hereof).

ITEM 9.     UNDERTAKINGS.

A.          The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

               (iii) To include any material information with respect to the plan of distribution not previously in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit a copy to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on April 30, 1998.


                                   OROAMERICA, INC.


                                   By: /s/ Guy Benhamou
                                       -------------------------------------
                                       Guy Benhamou, Chairman of the Board
                                       President and Chief Executive Officer

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shiu Shao and Marc Kesten, and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                SIGNATURES                             TITLE                             DATE
                ----------                             -----                             ----
       /s/ Guy Benhamou                  Chairman of the Board, President            April 30, 1998
----------------------------------       and Chief Executive Officer
       Guy Benhamou

       /s/ Shiu Shao                     Chief Financial Officer, Vice               April 30, 1998
----------------------------------       President and Director
       Shiu Shao

       /s/ Betty Sou                     Controller (Principal Accounting            April 30, 1998
----------------------------------       Officer)
       Betty Sou

       /s/ Bertram K. Massing            Director                                    April 30, 1998
----------------------------------
       Bertram K. Massing

       /s/ Ronald A. Katz                Director                                    April 30, 1998
----------------------------------
       Ronald A. Katz

       /s/ David Rousso                  Director                                    April 30, 1998
----------------------------------
       David Rousso